Exhibit 99.1

XPO Logistics Announces Second Quarter 2020 Results

Provides third quarter guidance for adjusted EBITDA

GREENWICH, Conn. — July 30, 2020 — XPO Logistics, Inc. (NYSE: XPO) today announced its second quarter 2020 financial results, which were impacted by the COVID-19 pandemic. Revenue was $3.50 billion for the quarter, compared with $4.24 billion for the same period in 2019. The company reported a net loss attributable to common shareholders of $132 million for the quarter, or a diluted loss per share of $1.45, compared with net income attributable to common shareholders of $122 million, or diluted earnings per share of $1.19, for the same period in 2019.

The adjusted net loss attributable to common shareholders, a non-GAAP financial measure, was $57 million for the second quarter 2020, or an adjusted diluted loss per share of $0.63, compared with adjusted net income attributable to common shareholders of $132 million, or adjusted diluted earnings per share of $1.28, for the same period in 2019.

Adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA"), a non-GAAP financial measure, was $172 million for the second quarter 2020, compared with $455 million for the same period in 2019. Adjusted EBITDA for the second quarter 2020 excludes the impacts of $50 million of restructuring costs, and $46 million of transaction and integration costs, primarily related to the company’s terminated review of strategic alternatives. Adjusted EBITDA includes $48 million of net incremental costs related to the COVID-19 pandemic.

For the second quarter 2020, the company generated $214 million of cash flow from operations and $121 million of free cash flow, a non-GAAP financial measure. Reconciliations of non-GAAP financial measures used in this release are provided in the attached financial tables.

Third Quarter 2020 Guidance

Based on current market conditions, the company expects to generate at least $350 million of adjusted EBITDA in the third quarter 2020. The company previously withdrew its full-year guidance in April due to the COVID-19 pandemic.

CEO Comments

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “The ramifications of COVID-19 dominated the second quarter. Nevertheless, we beat expectations on revenue, adjusted EBITDA and adjusted EPS, and generated notably high cash flow from operations of $214 million and free cash flow of $121 million. Business trends improved across our segments and geographies as the quarter progressed, and continued in July.

“We’ve seen a recovery take hold in Europe and start in North America. E-commerce continues to be our strongest tailwind, benefitting contract logistics and last mile. Our last mile network in North America generated year-over-year revenue growth of 3% in the quarter, with a net revenue margin of 37%.”

Jacobs continued, “We’ve stayed intensely focused on the safety of our employees, and they’ve stayed focused on serving our customers. Based on the current market conditions, we expect to generate at least $350 million of adjusted EBITDA in the third quarter.”

Liquidity

As of June 30, 2020, the company had approximately $2.8 billion of total liquidity, including $2.3 billion of cash and cash equivalents and $500 million of available borrowing capacity. In the second quarter 2020, the company issued $1.15 billion of 6.25% senior notes maturing in 2025 and added a new $350 million term loan and letter of credit facility.

Second Quarter 2020 Results by Segment

•	Transportation: The company's transportation segment generated revenue of $2.13 billion for the second quarter 2020, compared with $2.75 billion for the same period in 2019. The decrease in revenue primarily reflects the impact of COVID-19.

Second quarter 2020 operating loss for the transportation segment was $15 million, compared with operating income of $243 million for the same period in 2019. The operating loss in 2020, compared with the operating income in 2019, is primarily related to the decrease in segment revenue and to costs related to the terminated exploration of strategic alternatives. Adjusted EBITDA for the segment was $146 million for the quarter, compared with $362 million for the same period in 2019. Operating loss and adjusted EBITDA include the impact of $27 million of COVID-related costs.

In North American less-than-truckload (LTL), yield excluding fuel improved by 1.9% year-over-year for the second quarter 2020. The second quarter operating ratio for LTL was 93.6% and the adjusted operating ratio was 90.1%, both of which include the impact of $20 million of COVID-related costs.

•	Logistics: The company's logistics segment generated revenue of $1.40 billion for the second quarter 2020, compared with $1.53 billion for the same period in 2019. The decrease in revenue primarily reflects the impact of COVID-19 and the company’s elimination of certain low-margin business.

Second quarter 2020 operating loss for the logistics segment was $43 million, compared with operating income of $61 million for the same period in 2019. The operating loss in 2020, compared with the operating income in 2019, is primarily related to the decrease in segment revenue, an increase in depreciation and amortization expense, costs related to the company’s terminated exploration of strategic alternatives, restructuring-related expenses and COVID-19-related costs, partially offset by a reduction in temporary labor costs. Adjusted EBITDA for the segment was $83 million for the quarter, compared with $136 million for the same period in 2019. Operating loss and adjusted EBITDA include the impact of $19 million of COVID-related costs.

•	Corporate: Corporate expense was $83 million for the second quarter 2020, compared with $46 million for the same period in 2019. The increase in corporate expense includes approximately $23 million of costs primarily related to the terminated exploration of strategic alternatives and restructuring, as well as $2 million of COVID-related costs.

Executive Appointments

In July, the company announced three additions to its executive leadership team, all effective August 3, 2020. Eduardo Pelleissone has been named chief transformation officer. He joins the company with 20 years of experience leading multinational operations in the food, logistics and transportation industries. Alex Santoro has been named executive vice president, operations. He has more than two decades of executive experience in the transportation, logistics and food and beverage leaders. LaQuenta Jacobs has been promoted to the position of chief diversity officer, after serving as XPO’s head of human resources for the company’s last mile business unit. Her 23-year career in human resources includes leadership roles in culture and talent development with global public companies.

Conference Call

The company will hold a conference call on Friday, July 31, 2020, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until August 31, 2020. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13706704.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a top ten global logistics provider of cutting-edge supply chain solutions to the most successful companies in the world. The company operates as a highly integrated network of people, technology and physical assets in 30 countries, with 1,506 locations and approximately 96,000 employees. XPO uses its network to help more than 50,000 customers manage their goods most efficiently throughout their supply chains. XPO's corporate headquarters are in Greenwich, Conn., USA, and its European headquarters are in Lyon, France. xpo.com

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

XPO’s non-GAAP financial measures for the three and six months ended June 30, 2020 and 2019 used in this release include: earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA and adjusted EBITDA margin on a consolidated basis and for our transportation and logistics segments; free cash flow; adjusted net income (loss) attributable to common shareholders and adjusted earnings (loss) per share (basic and diluted) ("adjusted EPS"); net revenue and net revenue margin for our transportation and logistics segments and net revenue for our intersegment eliminations; and adjusted operating income and adjusted operating ratio for our North American less-than-truckload business.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted net income (loss) attributable to common shareholders and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition or divestiture and may include transaction costs, consulting fees, retention awards, and, in the case of acquisitions, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as adjusted net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash provided by operating activities defined as net cash provided by operating activities plus cash collected on deferred purchase price receivables. We believe that EBITDA, adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income (loss) attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities. We believe that net revenue and net revenue margin improve the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio for our North American less-than-truckload business improve the comparability of our operating results from period to period by (i) removing the impact of certain transaction and integration and restructuring costs, as well as amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables.

With respect to our third quarter 2020 financial target for adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from the non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income prepared in accordance with GAAP that would be required to produce such a reconciliation.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the company’s third quarter 2020 financial target for adjusted EBITDA. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; public health crises (including COVID-19); economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to implement our cost and revenue initiatives; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom's exit from the European Union; and natural disasters, terrorist attacks or similar incidents. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

XPO Logistics, Inc.

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contact
XPO Logistics, Inc.

Erin Kurtz

+1-203-489-1586

erin.kurtz@xpo.com

XPO Logistics, Inc.

Condensed Consolidated Statements of (Loss) Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$3,502	$4,238	$7,366	$8,358
Operating expenses
Cost of transportation and services	1,641	2,108	3,539	4,204
Direct operating expense	1,370	1,417	2,730	2,823
Sales, general and administrative expense	632	455	1,157	941
Total operating expenses	3,643	3,980	7,426	7,968
Operating (loss) income (1)	(141)	258	(60)	390
Other expense (income)	(21)	(13)	(39)	(30)
Foreign currency loss (gain)	3	8	(5)	10
Debt extinguishment loss	-	-	-	5
Interest expense	82	72	154	143
(Loss) income before income tax (benefit) provision	(205)	191	(170)	262
Income tax (benefit) provision	(71)	46	(61)	65
Net (loss) income	(134)	145	(109)	197
Net loss (income) attributable to noncontrolling interests	3	(10)	1	(15)
Net (loss) income attributable to XPO	$(131)	$135	$(108)	$182

Net (loss) income attributable to common shareholders (2) (3)	$(132)	$122	$(110)	$165

Basic (loss) earnings per share (3)	$(1.45)	$1.32	$(1.20)	$1.66
Diluted (loss) earnings per share (3)	$(1.45)	$1.19	$(1.20)	$1.51

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	91	92	92	100
Diluted weighted-average common shares outstanding	91	102	92	110

(1) Operating loss for the three and six months ended June 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $48 million and $51 million, respectively.

(2) Net (loss) income attributable to common shareholders reflects the following items:

Non-cash allocation of undistributed earnings	$-	$13	$-	$16
Preferred dividends	1	-	2	1

(3) The sum of quarterly net (loss) income attributable to common shareholders and (loss) earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods and the impact of the two-class method of calculating (loss) earnings per share.

XPO Logistics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$2,285	$377
Accounts receivable, net of allowances of $79 and $58, respectively	2,244	2,500
Other current assets	501	465
Total current assets	5,030	3,342
Long-term assets
Property and equipment, net of $2,291 and $2,054 in accumulated depreciation, respectively	2,597	2,704
Operating lease assets	2,226	2,245
Goodwill	4,422	4,450
Identifiable intangible assets, net of $864 and $850 in accumulated amortization, respectively	1,015	1,092
Other long-term assets	351	295
Total long-term assets	10,611	10,786
Total assets	$15,641	$14,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$840	$1,157
Accrued expenses	1,673	1,414
Short-term borrowings and current maturities of long-term debt	198	84
Short-term operating lease liabilities	460	468
Other current liabilities	158	135
Total current liabilities	3,329	3,258
Long-term liabilities
Long-term debt	6,939	5,182
Deferred tax liability	507	495
Employee benefit obligations	155	157
Long-term operating lease liabilities	1,770	1,776
Other long-term liabilities	307	364
Total long-term liabilities	9,678	7,974

Stockholders’ equity
Convertible perpetual preferred stock, $0.001 par value; 10 shares authorized; 0.07 of Series A shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	41	41
Common stock, $0.001 par value; 300 shares authorized; 91 and 92 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	1,963	2,061
Retained earnings	672	786
Accumulated other comprehensive loss	(192)	(145)
Total stockholders’ equity before noncontrolling interests	2,484	2,743
Noncontrolling interests	150	153
Total equity	2,634	2,896
Total liabilities and equity	$15,641	$14,128

XPO Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended
	June 30,
	2020	2019
Operating activities
Net (loss) income	$(109)	$197
Adjustments to reconcile net (loss) income to net cash from operating activities
Depreciation, amortization and net lease activity	379	360
Stock compensation expense	39	31
Accretion of debt	8	9
Deferred tax expense	3	12
Debt extinguishment loss	-	5
Unrealized (gain) loss on foreign currency option and forward contracts	(1)	9
Gains on sales of property and equipment	(39)	(40)
Other	42	23
Changes in assets and liabilities
Accounts receivable	186	(289)
Other assets	(84)	(23)
Accounts payable	(277)	(81)
Accrued expenses and other liabilities	247	(49)
Net cash provided by operating activities	394	164
Investing activities
Payment for purchases of property and equipment	(255)	(236)
Proceeds from sale of property and equipment	77	85
Cash collected on deferred purchase price receivable	-	137
Other	6	-
Net cash used in investing activities	(172)	(14)
Financing activities
Proceeds from issuance of debt	1,161	1,758
Proceeds from borrowings related to securitization program	109	-
Proceeds from borrowings on ABL facility	620	1,355
Repayment of borrowings on ABL facility	(20)	(1,355)
Repayment of debt and finance leases	(40)	(565)
Payment for debt issuance costs	(21)	(27)
Repurchase of common stock	(114)	(1,347)
Change in bank overdrafts	23	30
Payment for tax withholdings for restricted shares	(18)	(5)
Other	1	3
Net cash provided by (used in) financing activities	1,701	(153)
Effect of exchange rates on cash, cash equivalents and restricted cash	(15)	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,908	(5)
Cash, cash equivalents and restricted cash, beginning of period	387	514
Cash, cash equivalents and restricted cash, end of period	$2,295	$509

Transportation

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change %	2020	2019	Change %
Revenue	$2,127	$2,747	-22.6%	$4,586	$5,406	-15.2%
Cost of transportation and services	1,469	1,914	-23.2%	3,201	3,825	-16.3%
Net revenue (1)	658	833	-21.0%	1,385	1,581	-12.4%
Direct operating expense	321	322	-0.3%	629	637	-1.3%
Sales, general and administrative expense
Salaries and benefits	181	160	13.1%	346	333	3.9%
Other sales, general and administrative expense	87	39	123.1%	146	84	73.8%
Purchased services	32	25	28.0%	59	60	-1.7%
Depreciation and amortization	52	44	18.2%	100	96	4.2%
Total sales, general and administrative expense	352	268	31.3%	651	573	13.6%
Operating (loss) income (2)	$(15)	$243	-106.2%	$105	$371	-71.7%
Other income (expense) (3)	14	8	75.0%	27	16	68.8%
Total depreciation and amortization	113	108	4.6%	223	224	-0.4%
EBITDA (1)	$112	$359	-68.8%	$355	$611	-41.9%
Transaction and integration costs	13	1	NM	20	1	NM
Restructuring costs	21	2	NM	24	14	71.4%
Adjusted EBITDA (1) (4)	$146	$362	-59.7%	$399	$626	-36.3%
Adjusted EBITDA margin (1) (5)	6.9%	13.2%		8.7%	11.6%

NM - Not meaningful.

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

(2) Operating (loss) income for the three and six months ended June 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $27 million and $28 million, respectively.

(3) Other income (expense) consists of pension income and is included in Other expense (income) in the Condensed Consolidated Statements of (Loss) Income.

(4) For purposes of the summary financial table, adjusted EBITDA is reconciled to operating income in the Condensed Consolidated Statements of (Loss) Income.

(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Transportation

Key Data by Service Offering

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
North America
Freight Brokerage	$488	$624	$1,074	$1,243
Less-Than-Truckload	801	1,012	1,711	1,938
Last Mile	218	212	419	436
Managed Transport	74	142	157	266
Total North America	1,581	1,990	3,361	3,883
Europe
Freight Brokerage and Truckload	330	470	767	943
Less-Than-Truckload	178	249	403	502
Total Europe	508	719	1,170	1,445
Global Forwarding	76	78	137	155
Eliminations	(38)	(40)	(82)	(77)
Total Revenue	$2,127	$2,747	$4,586	$5,406

Net Revenue
North America
Freight Brokerage	$100	$127	$203	$254
Less-Than-Truckload	331	423	702	771
Last Mile	81	73	151	140
Managed Transport	20	30	44	55
Total North America	532	653	1,100	1,220
Europe	115	165	261	332
Global Forwarding	11	15	24	29
Total Net Revenue (1)	$658	$833	$1,385	$1,581

Net Revenue %
North America
Freight Brokerage	20.6%	20.4%	18.9%	20.4%
Less-Than-Truckload	41.3%	41.8%	41.0%	39.8%
Last Mile	36.9%	34.2%	36.0%	32.1%
Managed Transport	26.9%	21.1%	27.9%	20.5%
Total North America	33.6%	31.4%	32.7%	31.4%
Europe	22.6%	22.8%	22.3%	23.0%
Global Forwarding	14.5%	19.3%	18.2%	19.0%
Overall Net Revenue %	30.9%	30.3%	30.2%	29.2%

Direct Operating Expense
North America
Freight Brokerage	$23	$22	$46	$46
Less-Than-Truckload	161	161	308	312
Last Mile	29	21	55	43
Managed Transport	15	19	30	34
Total North America	228	223	439	435
Europe	91	96	186	196
Global Forwarding	2	3	4	6
Total Direct Operating Expense	$321	$322	$629	$637

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

Less-Than-Truckload revenue is before intercompany eliminations and includes revenue from the Company’s trailer manufacturing business.

XPO Logistics North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended June 30,
	2020	2019
Number of Working Days	63.5	63.5

Lbs. per Day (thousands)	61,990	76,522

% Change in Lbs. per Day (1)	-19.0%	-2.1%

Shipments per Day	45,600	53,711

% Change in Shipments per Day (1)	-15.1%	0.7%

Average Weight per Shipment (in pounds)	1,359	1,425

% Change in Weight per Shipment (1)	-4.6%	-2.8%

Gross Revenue per Shipment	$282.61	$299.48

Gross Revenue per Hundred Weight (including fuel surcharges)	$20.79	$21.02

Gross Revenue per Hundred Weight (excluding fuel surcharges)	$18.45	$18.11

% Change in Gross Revenue per Hundred Weight (1)
Including fuel surcharges	-1.1%	3.7%
Excluding fuel surcharges	1.9%	3.9%

Average Length of Haul (in Miles)	816.5	803.8

Total Average Load Factor (2)	24,551	23,619

Average Age of Tractor Fleet (Years)	5.19	5.54

(1) Compared with the same quarter of the previous year.

(2) Total Average Load Factor equals freight pound miles divided by total linehaul miles.

XPO Logistics North American Less-Than-Truckload

Adjusted Operating Ratio

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change %	2020	2019	Change %
Revenue (excluding fuel surcharge revenue)	$700	$857	-18.3%	$1,475	$1,643	-10.2%
Fuel surcharge revenue	92	142	-35.2%	215	269	-20.1%
Revenue	792	999	-20.7%	1,690	1,912	-11.6%
Salaries, wages and employee benefits	416	451	-7.8%	853	896	-4.8%
Purchased transportation	70	108	-35.2%	157	208	-24.5%
Fuel and fuel-related taxes	35	70	-50.0%	92	140	-34.3%
Other operating expenses	126	93	35.5%	220	195	12.8%
Depreciation and amortization	58	54	7.4%	114	112	1.8%
Maintenance	20	27	-25.9%	43	54	-20.4%
Rents and leases	15	12	25.0%	30	24	25.0%
Purchased labor	1	2	-50.0%	2	4	-50.0%
Operating income (1)	51	182	-72.0%	179	279	-35.8%
Operating ratio (2)	93.6%	81.8%		89.4%	85.4%
Transaction and integration costs	3	-	NM	5	-	NM
Restructuring costs	5	-	NM	5	2	150.0%
Amortization expense	9	9	0.0%	17	17	0.0%
Other income (3)	10	5	100.0%	21	11	90.9%
Adjusted operating income (4)	$78	$196	-60.2%	$227	$309	-26.5%
Adjusted operating ratio (4) (5) (6)	90.1%	80.3%		86.6%	83.8%

NM - Not meaningful.

(1) Operating income for the three and six months ended June 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $20 million and $21 million, respectively.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)).

(3) Other income primarily consists of pension income and is included in Other expense (income) on the Condensed Consolidated Statement of (Loss) Income.

(4) See the “Non-GAAP Financial Measures” section of the Press Release.

(5) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)).

(6) Excluding the impact of gains on real estate sale-leaseback transactions from both periods, the adjusted operating ratio increased by 990 basis points from 81.5% in the second quarter of 2019 to 91.4% in the second quarter of 2020 and by 340 basis points from 85.4% in the first six months of 2019 to 88.8% in the first six months of 2020.

Logistics

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change %	2020	2019	Change %
Revenue	$1,404	$1,526	-8.0%	$2,841	$3,020	-5.9%
Cost of transportation and services	198	226	-12.4%	396	441	-10.2%
Net revenue (1)	1,206	1,300	-7.2%	2,445	2,579	-5.2%
Direct operating expense	1,051	1,096	-4.1%	2,102	2,187	-3.9%
Sales, general and administrative expense
Salaries and benefits	115	87	32.2%	202	169	19.5%
Other sales, general and administrative expense	42	14	200.0%	64	32	100.0%
Purchased services	19	19	0.0%	38	40	-5.0%
Depreciation and amortization	22	23	-4.3%	44	44	0.0%
Total sales, general and administrative expense	198	143	38.5%	348	285	22.1%
Operating (loss) income (2)	$(43)	$61	-170.5%	$(5)	$107	-104.7%
Other income (expense) (3)	7	7	0.0%	14	12	16.7%
Total depreciation and amortization	80	67	19.4%	149	128	16.4%
EBITDA (1)	$44	$135	-67.4%	$158	$247	-36.0%
Transaction and integration costs	18	-	NM	25	-	NM
Restructuring costs	21	1	NM	21	2	NM
Adjusted EBITDA (1) (4)	$83	$136	-39.0%	$204	$249	-18.1%
Adjusted EBITDA margin (1) (5)	5.9%	8.9%		7.2%	8.2%

NM - Not meaningful.

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

(2) Operating loss for the three and six months ended June 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $19 million and $21 million, respectively.

(3) Other income (expense) consists of pension income and is included in Other expense (income) in the Condensed Consolidated Statements of (Loss) Income.

(4) For purposes of the summary financial table, adjusted EBITDA is reconciled to operating income in the Condensed Consolidated Statements of (Loss) Income.

(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Logistics

Key Data by Geography

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
North America	$541	$608	$1,113	$1,206
Europe	863	918	1,728	1,814
Total Revenue	$1,404	$1,526	$2,841	$3,020

Net Revenue
North America	$509	$584	$1,062	$1,157
Europe	697	716	1,383	1,422
Total Net Revenue (1)	$1,206	$1,300	$2,445	$2,579

Direct Operating Expense
North America	$502	$526	$1,002	$1,046
Europe	549	570	1,100	1,141
Total Direct Operating Expense	$1,051	$1,096	$2,102	$2,187

Gross Margin
North America	$7	$58	$60	$111
Europe	148	146	283	281
Total Gross Margin	$155	$204	$343	$392

Gross Margin %
North America	1.3%	9.7%	5.4%	9.2%
Europe	17.1%	15.8%	16.4%	15.5%
Total Gross Margin %	11.0%	13.4%	12.1%	13.0%

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

XPO Corporate

Summary of Sales, General and Administrative Expense

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change %	2020	2019	Change %
Sales, general and administrative expense
Salaries and benefits	$46	$26	76.9%	$82	$52	57.7%
Other sales, general and administrative expense	17	3	466.7%	17	6	183.3%
Purchased services	17	12	41.7%	54	22	145.5%
Depreciation and amortization	3	5	-40.0%	7	8	-12.5%
Total sales, general and administrative expense (1)	$83	$46	80.4%	$160	$88	81.8%

(1) Sales, general and administrative expense for the three and six months ended June 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $2 million.

Intersegment Eliminations

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$(29)	$(35)	$(61)	$(68)
Cost of transportation and services	(26)	(32)	(58)	(62)
Net revenue (1)	(3)	(3)	(3)	(6)
Direct operating expense	(2)	(1)	(1)	(1)
Sales, general and administrative expense
Salaries and benefits	1	(2)	1	(3)
Other sales, general and administrative expense	(1)	1	(2)	(1)
Purchased services	(1)	(1)	(1)	(1)
Depreciation and amortization	-	-	-	-
Total sales, general and administrative expense	(1)	(2)	(2)	(5)
Operating income	$-	$-	$-	$-

Note: Intersegment Eliminations represent intercompany activity between the Company's reportable segments that is eliminated upon consolidation. The difference between operating income component line items in the Condensed Consolidated Statements of (Loss) Income and the sum of the respective line items from the Transportation and Logistics Summary Financial Tables and Corporate Summary of Sales, General and Administrative Expense above represents intercompany eliminations between our reportable segments. The table above summarizes the intersegment eliminations by line item.

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of Net (Loss) Income to Adjusted EBITDA

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change %	2020	2019	Change %
Net (loss) income attributable to common shareholders (1)	$(132)	$122	-208.2%	$(110)	$165	-166.7%
Distributed and undistributed net income (1) (2)	1	13	-92.3%	2	17	-88.2%
Net (loss) income attributable to noncontrolling interests	(3)	10	-130.0%	(1)	15	-106.7%
Net (loss) income	(134)	145	-192.4%	(109)	197	-155.3%
Debt extinguishment loss	-	-	0.0%	-	5	-100.0%
Interest expense	82	72	13.9%	154	143	7.7%
Income tax (benefit) provision	(71)	46	-254.3%	(61)	65	-193.8%
Depreciation and amortization expense	196	180	8.9%	379	360	5.3%
Unrealized loss (gain) on foreign currency option and forward contracts	3	7	-57.1%	(1)	9	-111.1%
EBITDA (3)	$76	$450	-83.1%	$362	$779	-53.5%
Transaction and integration costs	46	1	NM	90	2	NM
Restructuring costs	50	4	NM	53	17	211.8%
Adjusted EBITDA (3)	$172	$455	-62.2%	$505	$798	-36.7%
Revenue	$3,502	$4,238	-17.4%	$7,366	$8,358	-11.9%
Adjusted EBITDA margin (3) (4)	4.9%	10.7%		6.9%	9.5%

NM - Not meaningful.

(1) The sum of quarterly net (loss) income attributable to common shareholders and distributed and undistributed net income may not equal year-to-date amounts due to the impact of the two-class method of calculating (loss) earnings per share.

(2) Relates to the Series A Preferred Stock and is comprised of actual preferred stock dividends and the non-cash allocation of undistributed earnings.

(3) See the “Non-GAAP Financial Measures” section of the Press Release. Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.

(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of GAAP Net (Loss) Income and Net (Loss) Income Per Share to
 Adjusted Net (Loss) Income and Adjusted Net (Loss) Income Per Share

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP net (loss) income attributable to common shareholders	$(132)	$122	$(110)	$165
Debt extinguishment loss	-	-	-	5
Unrealized loss (gain) on foreign currency option and forward contracts	3	7	(1)	9
Impairment of customer relationship intangibles	-	-	-	6
Transaction and integration costs	46	1	90	2
Restructuring costs	50	4	53	17
Income tax associated with the adjustments above (1)	(23)	(2)	(35)	(10)
Impact of noncontrolling interests on above adjustments	(1)	-	(1)	(1)
Allocation of undistributed earnings	-	-	-	(2)
Adjusted net (loss) income attributable to common shareholders (2)	$(57)	$132	$(4)	$191

Adjusted basic (loss) earnings per share (2)	$(0.63)	$1.41	$(0.04)	$1.92
Adjusted diluted (loss) earnings per share (2)	$(0.63)	$1.28	$(0.04)	$1.74

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	91	92	92	100
Diluted weighted-average common shares outstanding	91	102	92	110

(1) This line item reflects the aggregate tax benefit (provision) of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$-	$-	$1
Unrealized loss (gain) on foreign currency option and forward contracts	1	1	-	2
Impairment of customer relationship intangibles	-	-	-	2
Transaction and integration costs	10	-	22	-
Restructuring costs	12	1	13	5
	$23	$2	$35	$10

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items and contribution- and margin-based taxes.

(2) See the “Non-GAAP Financial Measures” section of the Press Release.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow

(Unaudited)

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$214	$260	$394	$164
Cash collected on deferred purchase price receivable	-	66	-	137
Adjusted net cash provided by operating activities	214	326	394	301
Payment for purchases of property and equipment	(116)	(118)	(255)	(236)
Proceeds from sale of property and equipment	23	38	77	85
Free Cash Flow (1)	$121	$246	$216	$150

(1) See the “Non-GAAP Financial Measures” section of the Press Release.